                                                                  Rule 424(b)(2)
                                                      Registration No. 333-45211

PRICING SUPPLEMENT NO. 7      DATED 09-22-98

(To Prospectus Dated February 17, 1998 as supplemented by Prospectus Supplement Dated March 30, 1998)



                                  U.S. BANCORP

                      Medium-Term Notes, Series J (Senior)
                   Medium-Term Notes, Series K (Subordinated)


CUSIP: 91159H EP1                  Issue Price (Dollar Amount and Percentage of Principal Amount):
                                   $49,000,000.00/99.93347%

Series:                            Proceeds to the Company: $48,967,400.30

[X] Series J (Senior)              Interest Rate/Initial Interest Rate: T.B.D. 9-23-98
[_] Series K (Subordinated)
                                   Interest Payment Dates: 3rd Wednesday monthly beginning 10-21-98
Form of Note:
                                   Regular Record Dates: 15th calendar day prior
[X] Book-Entry
[_] Certificated                   Interest Determination Dates: 2 Business days prior

Principal Amount: $49,000,000.00   Interest Reset Dates: 3rd Wednesday monthly beginning 10-21-98

Trade Date: 9-22-98                Index Source: Telerate 3750

Original Issue Date: 9-25-98       Index Maturity: 1 month

Maturity Date: 9-20-00             Spread: +.07%

Interest Rate Basis (and,          Spread Multiplier:
if applicable, related
Interest Periods):                 Maximum Interest Rate:

[_] Fixed Rate Notes               Minimum Interest Rate:
[_] Commercial Paper Rate Note
[_] Federal Funds Rate Note        Day Count: Actual/360
[X] LIBOR Note
[_] Prime Rate Note                For Original Issue Discount Notes:
[_] Eleventh District Cost
     of Funds Rate Note                    Original Issue Discount:      %
[_] CD Rate Note
[_] Treasury Rate Note                     Yield to Maturity:            %
[_] J.J. Kenny Rate Note
[_] CMT Rate Note
[_] Other Base Rate
    (as described below)
[_] Zero Coupon Note

Redemption Terms:
                                        Original Issue Discount Notes:

Other Terms:
ALL-IN=LIBOR: +10 1/2 bps                    [_] Subject to special provisions set forth therein
                                                 with respect to the principal amount thereof
Agent: Merrill Lynch                             payable upon any redemption or acceleration of
                                                 the maturity thereof.
Agent's Commission: $32,599.70                   [_] For Federal income tax purposes only.

                                        Is the record or beneficial owner a California resident?
                                                  Yes          No  X
                                                      -----      ------

                                        /s/ BRETT BOUSHELE